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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF THE REGISTRANT IN 1996
                     --------------------------------------

United States
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Graham Manufacturing Co., Inc.
        20 Florence Avenue
        Batavia, New York  14020

United Kingdom
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Graham Vacuum and Heat Transfer Limited
        The Forge
        Congleton, Cheshire SW12 4HQ, England

Graham Precision Pumps Limited
        The Forge
        Congleton, Cheshire SW12 4HQ, England



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